Exhibit 16.1

February 8, 2007

Securities and Exchange Commission

100 F. Street, N.E.

Washington, D.C. 20549

Dear Sirs/Madams:

This letter is delivered by Epstein, Weber & Conover, PLC in connection with the filing by Sonoran Energy, Inc. with the Securities and Exchange Commission of a Current Report on Form 8-K/A dated January 22, 2007.

We have reviewed the contents of Item 4.01 of such Current Report on Form 8-K/A and agree with the statements contained therein.

Yours truly,

/s/ Epstein, Weber & Conover, PLC